China Direct Industries to Supply Magnesium to Fortune Global 500 Customers in 2010

Signs New Supply Contract with Leading European Automobile Manufacturer

Deerfield Beach, Fla., January 12, 2010 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that it expects to begin delivery of approximately $9.4 million in pure magnesium and magnesium related products in its second fiscal quarter and throughout calendar 2010 on several contracts with Fortune Global 500 companies including a new contract with a well respected European automobile manufacturer.

The signing of an initial direct contract with a leading European automobile manufacturer is an important advancement for China Direct Industries as it looks to become the leading branded supplier of pure magnesium and magnesium related products through its International Magnesium Group, “IMG” brand.  With world markets continuing to improve, management intends to step up its efforts to secure larger contracts with its current large customers as well as build its direct customer base in the automobile, steel, titanium and aluminum industries.

Commenting on the event, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc. stated, “We are excited about the long term prospects for our magnesium operations in 2010 as we see continued signs that global demand for magnesium is starting to improve.  We feel it is an important milestone for the company to have directly secured an initial contract with a large automobile manufacturer as part of our IMG efforts and intend to work diligently to expand this and other potential large order relationships.  We continue to believe our direct sales efforts in several key industries as part of the IMG branding effort will enable us to successfully expand our share of the global magnesium market in 2010 and beyond.”

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 8 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to become the leading branded supplier of pure magnesium, our long term prospects for our magnesium operations, including demand and our ability to secure larger contracts with our current customers and our ability to expand our share of the magnesium market.
We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009.